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                                                                     EXHIBIT 2.2

                                                                WINSTON & STRAWN
                                                      DRAFT DATED APRIL 18, 2001

                AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

     THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is
                                                                 ---------
made and entered into as of April 24, 2001 by and among MOTOROLA, INC., a Delaware corporation ("Parent"), EARTH ACQUISITION CORPORATION, a Delaware
                       ------
corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and
                                                             ----------
BLUE WAVE SYSTEMS INC., a Delaware corporation (the "Company").
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                                    RECITALS

     WHEREAS, Parent, Merger Sub and the Company are parties to an Agreement and Plan of Merger, dated as of February 20, 2001 (as amended hereby, the "Merger
                                                                       ------
Agreement"; terms defined in the Merger Agreement and not otherwise defined
---------
herein are being used herein as therein defined), pursuant to which Merger Sub will merge with and into the Company; and

     WHEREAS, Parent, Merger Sub and the Company have agreed to amend the Merger Agreement on the terms provided herein.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1.  Amendment.  The Merger Agreement is hereby amended as follows:
                 ---------

     (a) The Glossary of Defined Terms is hereby amended by (i) deleting the reference to "Section 4.1(a)" next to the term "NYSE" and inserting in lieu thereof a reference to "Section 4.1(f)" and (ii) deleting the following terms and related Section references: Applicable Trading Days, Determination Date, Parent Market Price and Termination Notice.

     (b) Section 4.1(a)(i) is hereby amended by deleting such Section in its
         -----------------
entirety and inserting in lieu thereof the following:

               (a) Effect on Capital Stock.  (i) At the Effective Time, each
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          share of common stock, $0.01 par value ("Company Shares"), of the
                                                   --------------
          Company issued and outstanding immediately prior to the Effective Time (other than the Cancelled Shares, as defined in Section 4.1(b)), shall
                                                          --------------
          be converted into the right to receive .443 (the "Exchange Ratio")
                                                            --------------
          duly authorized, validly issued, fully paid and nonassessable shares of common stock, $3.00 par value, of Parent (collectively, "Parent
                                                                      ------
          Shares") (together with the associated Parent Rights and with any cash
          ------
          in lieu of fractional shares to be paid pursuant to Section 4.3, the
                                                              -----------
          "Merger Consideration").
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     (c) Section 4.1(f) is hereby amended by deleting the word "NYSE" and
         --------------
inserting in lieu thereof the words "New York Stock Exchange, Inc. (the

"NYSE")".
 ----

     (d) Section 4.1(g) is hereby amended by deleting such Section in its
         --------------
entirety and inserting in lieu thereof the following:
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               (g) Certain Adjustments.  If, between the date of this Agreement
                   -------------------
          and the Effective Time, the outstanding Company Shares or Parent Shares shall have been changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the Exchange Ratio shall be appropriately adjusted to provide to the holders of Company Shares the same economic effect as contemplated by this Agreement prior to such event.

     (e) Section 5.1(x) is hereby amended by deleting such Section in its
         --------------
entirety and inserting in lieu thereof the following:

               Opinion of Financial Advisor.  The Company has received the
               ----------------------------
          opinion of the Company Financial Advisor, dated April ___, 2001 (the

          "Company Financial Advisor Opinion"), to the effect that, as of such
          ----------------------------------
          date, the Merger Consideration to be received in the Merger by the holders of Company Shares is fair to such holders from a financial point of view. A complete and correct signed copy of such opinion has been delivered to Parent, and such opinion has not been withdrawn or modified.

     (f) Section 8.3 is hereby amended by (i) deleting the reference to ":(a)"
         -----------
and (ii) deleting Section 8.3(b) in its entirety.

     (g) Section 8.5(b) is hereby amended by (i) deleting the words "the lesser
         --------------
of (A) $6,435,000 or (B)" immediately after the words "equal to" in the first line after subsection (ii), and (ii) deleting "6,500,000" in the third line after subsection (ii) and inserting "7,250,000" in lieu thereof.

     Section 2.  Representations of the Company.  The Company hereby represents
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and warrants to Parent and Merger Sub as follows:

     (a) The Company has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Merger Agreement (as amended by this Amendment) and to consummate the transactions contemplated by the Merger Agreement (as amended by this Amendment).

     (b) The execution and delivery of this Amendment by the Company have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Amendment.

     (c) This Amendment has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, the Merger Agreement (as amended by this Amendment) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies).

                                       2
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     Section 3.  Representations of Parent and Merger Sub.  Each of Parent and
                 ----------------------------------------
Merger Sub hereby represents and warrants to the Company as follows:

     (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Merger Agreement (as amended by this Amendment) and to consummate the transactions contemplated by the Merger Agreement (as amended by this Amendment).

     (b) The execution and delivery of this Amendment by Parent and Merger Sub have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Amendment.

     (c) This Amendment has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, the Merger Agreement (as amended by this Amendment) constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies).

     Section 4.  Effective Date; No Implied Amendments.  Each of the parties
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agrees that the amendments to the Merger Agreement contained herein shall be effective upon execution of this Amendment by each party hereto. Except as specifically amended by this Amendment, the Merger Agreement shall remain in full force and effect in accordance with its respective terms and is hereby ratified and confirmed. This Amendment shall not be deemed to constitute a waiver of, or consent to, or a modification or amendment of, any other provision of the Merger Agreement except as expressly provided herein or to prejudice any other right or rights which any party may now have or may have in the future under or in connection with the Merger Agreement. This Amendment shall not constitute an agreement or obligation of any party to consent to, waive, modify or amend any other term, condition, subsection or section of the Merger Agreement.

     Section 5.   Benefit of the Agreement.  This Amendment shall be binding
                  ------------------------
upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and executors. This Amendment shall not be construed so as to confer any right or benefit upon any Person, other than the parties hereto and their respective successors, permitted assigns, heirs and executors.

     Section 6.  Headings.  The headings used in this Amendment are for
                 --------
convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Amendment.

     Section 7.  Governing Law.  This Amendment shall be governed by and
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construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                                       3
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     Section 8.  Counterparts.  This Amendment may be executed in counterparts,
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each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 9.  References to Agreement.  On and after the date hereof, each
                 -----------------------
reference in the Merger Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Merger Agreement shall mean the Merger Agreement as amended by this Amendment.


                            [signature pages follow]

                                       4
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Agreement and Plan of Merger as of the date first written above.

                                MOTOROLA, INC.


                                By:  /s/ Carl F. Koenemann
                                   ------------------------------
                                   Name:  Carl F. Koenemann
                                        -------------------------
                                   Title: Vice President
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                                EARTH ACQUISITION CORPORATION


                                By:  /s/ Carl F. Koenemann
                                   ------------------------------
                                   Name:  Carl F. Koenemann
                                        -------------------------
                                   Title: Vice President
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                                BLUE WAVE SYSTEMS INC.


                                By:  /s/ Rob N. Shaddock
                                   ------------------------------
                                   Name:  Rob N. Shaddock
                                        -------------------------
                                   Title: Chief Executive Officer
                                         ------------------------